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                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: SEPTEMBER 1998
DISTRIBUTION DATE: 10/20/98


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
STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                Per $1,000 of Original
                                                                                                     Class A/Class B
                                                                                                    Certificate Amount
   (i) Principal Distribution
         Class A Amount                                                        $ 20,218,906.04          $ 25.426569
         Class B Amount                                                        $  2,458,786.52          $ 36.297492
  (ii) Interest Distribution
         Class A Amount                                                        $  1,092,311.92          $  1.373652
         Class B Amount                                                        $     93,050.99          $  1.373652
 (iii) Monthly Servicing Fee                                                   $    202,626.14          $  0.234812
         Monthly Supplemental Servicing Fee                                    $          0.00          $  0.000000
         Class A Percentage of the Servicing Fee                               $    186,719.99          $  0.234812
         Class A Percentage of the Supplemental Servicing Fee                  $          0.00          $  0.000000
         Class B Percentage of the Servicing Fee                               $     15,906.15          $  0.234812
         Class B Percentage of the Supplemental Servicing Fee                  $          0.00
  (iv) Class A Principal Balance (end of Collection Period)                    $203,845,077.42
       Class A Pool Factor (end of Collection Period)                                25.634824%
       Class B Principal Balance (end of Collection Period)                    $ 17,364,990.32
       Class B Pool Factor (end of Collection Period)                                25.634824%
   (v) Pool Balance (end of Collection Period)                                 $221,210,067.74

  (vi) Class A Interest Carryover Shortfall                                    $          0.00
       Class A Principal Carryover Shortfall                                   $          0.00
       Class B Interest Carryover Shortfall                                    $          0.00
       Class B Principal Carryover Shortfall                                   $          0.00

 (vii) Amount Otherwise Distributable to the Seller that is
         Distributed to Either the Class A or Class B Certificateholders       $          0.00          $  0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                        $ 27,721,276.49
         Class B Amount                                                        $          0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by
         the Seller or the Servicer                                            $          0.00
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